Cincinnati Bell Third Quarter 2015 Results November 4, 2015

Today’s Agenda Highlights & Strategic Initiatives Ted Torbeck, President & Chief Executive Officer Financial Overview & Segment Results Leigh Fox, Chief Financial Officer Question & Answer 2

Safe Harbor This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward- looking statements for any reason. 3

Non GAAP Financial Measures This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section. 4

Ted Torbeck President & Chief Executive Officer 5

Strategic Revenue Growth  Revenue from strategic consumer and business products was $138 million, up 22% from a year ago  Fioptics revenue totaled $49 million, up 34% from a year ago  Strategic managed and professional services revenue increased 31% compared to a year ago, totaling $46 million Impressive Metrics  Record high 7,300 Fioptics video and 11,200 Fioptics internet subscriber additions  Fioptics video subscribers totaled 108,800 and Fioptics internet subscribers equaled 143,600  Total internet subscribers reached a record-high 281,300 as of the end of the quarter, up 10,800 compared to a year ago Third Quarter 2015 Highlights 6

Integration Strategic Legacy Intercompany Backhaul $34 $45 $84 $70 Q3 2014 Q3 2015 $40 $44 $58 $56 Q3 2014 Q3 2015 $74 $89 $58 $56 $85 $71 Q3 2014 Q3 2015 Business Market Update Total Business Market Revenue $221 $216  Revenue from business customers accounts for approximately 70% of consolidated revenue Entertainment & Communications Revenue $103 $101 IT Services & Hardware Revenue $118 $115 Net of intercompany eliminations Y/Y (16)% (3)% 20% Y/Y Y/Y (3)% 10% (17)% 32% 7 ($ in millions) [2] [1] [1] [2] [1] Revenue for backhaul services provided to our discontinued wireless operations totaled $4 million in Q3 2014 Entertainment & Communications Integration revenue totaled $1 million in Q3 2014 and Q3 2015 [3] [1] [3]

$37 $49 $42 $34 Q3 2014 Q3 2015 Strategic Legacy Integration Consumer Market Update  Fioptics Penetration: ‒ Video – 27%, Internet – 35%, Voice – 18%  Fioptics monthly ARPU for the quarter was up approximately 3% from 2014. Q3 2015 ARPUs are as follows: ‒ Video – $79, Internet – $44, Voice – $30  Total video churn was 3.0% for the quarter ‒ Single-family churn was 2.4% ‒ Apartment churn was 5.6% 8  Fioptics revenue for the quarter totaled $49 million, up 34% compared to the prior year  Fioptics is available to 408k addresses, or 50% of Greater Cincinnati ‒ Passed 25,800 new addresses in Q3 2015 $81 $84 Entertainment & Communications Revenue Y/Y (19)% 32% ($ in millions) Total Fioptics Subscribers (in thousands) [1] Fioptics revenue includes $3 million in Q3 2015 and $2 million in Q3 2014 from business customers [1] [2] Integration revenue totaled $2 million in Q3 2014 and $1 million in Q3 2015 [2] 88 109 107 144 58 73 Q3 2014 Q3 2015 Video Subs Internet Subs Voice Subs

Leigh Fox Chief Financial Officer 9

$77 $300 ($ in millions) Third Quarter Financial Summary Entertainment & Communications IT Services & Hardware Corporate Eliminations 10 Revenue $301 $84 Adjusted EBITDA  Total revenue of $300 million in the third quarter of 2015, up $2 million year-over-year  Strong third quarter Adjusted EBITDA of $77 million  Income from continuing operations totaled $79 million – including the $118 million gain on the sale of CyrusOne partnership units and an $8 million loss on extinguishment of debt [1] [1] Excluding $4 million of backhaul services provided to our former wireless business, which discontinued operations effective March 31, 2015

($ in millions) Entertainment & Communications Revenue and Adjusted EBITDA Integration Strategic Legacy $185 11 Integration revenue totaled $3 million in Q3 2014 and $2 million in Q3 2015  Strategic revenue growth in Q3 2015 offset decline from legacy products  Adjusted EBITDA Margin for Q3 2015 was 37% - consistent with expectations  7,300 video and 6,200 total internet subscriber additions in Q3 2015  Voice line loss was 4% – slightly improved from the prior year ‒ Business lines increased 1% ‒ Residential line decreased 10% Intercompany Backhaul Revenue for backhaul services provided to our discontinued wireless operations totaled $4 million in Q3 2014 [1] [2] [1] [2] $184

($ in millions) IT Services & Hardware Revenue and Adjusted EBITDA  Revenue of $117 million for Q3 2015, down 3% from Q3 2014 ‒ Strategic Managed and Professional Services increased 31% compared to the prior year ‒ Telecom & IT Equipment revenue of $69 million for Q3 2015 was down from the prior year due to the cyclical nature of these sales  Operating income and Adjusted EBITDA for the quarter totaled $8 million and $10 million, respectively  Adjusted EBITDA margin was 9%, down slightly from a year ago. Integration Revenue Strategic Revenue $120 $117 12

Capital Structure Liquidity Leverage Ratio 13 Q3 2015 Cash and Cash Equivalents 25$ Corporate Credit Facility 175 Receivables Facility 103 Liquidity 303  Repaid $138 million of our outstanding 8.375% Senior Notes due 2020 in third quarter of 2015 at an average redemption rate of 105%  Current leverage as adjusted for our remaining 11 percent investment in CyrusOne is well within a reasonable range [1] 2015 leverage calculated based on Adjusted EBITDA guidance [1] 4.1x 3.1x 1.0 2.0 3.0 4.0 5.0 6.0 2011 2012 2013 2014 Sept 2015 Leverage Leverage Adj. for CONE Investment

Q3 2015 YTD 2015 Adjusted EBITDA 77$ 231 Interest Payments (11) (76) Capital Expenditures (73) (206) Pension and OPEB Payments (3) (18) Dividends from CyrusOne 5 20 Working Capital and Other 4 (22) Free Cash Flow (1)$ (71)$ Q3 2015 Free Cash Flow and Capital Expenditures 14 ($ in millions) Free Cash Flow Capital Expenditur s Certain 2015 Free Cash Flow Items  Interest payments ~ $105 million  Pension and OPEB payments ~ $20 million  CyrusOne dividends ~ $22 million  Capital Expenditures: $270 - $280 million Q3 2015 YTD 2015 Construction 22$ 59 Installation 14 35 Value added 8 33 Total Fioptics 44$ 127 Other Strategic 14 42 Total Strategic Investment 58$ 169 Maintenance 15 37 73$ 206

2015 Guidance 2015 Guidance Revenue $ 1.1 billion Adjusted EBITDA $297 million* * Plus or minus 2 percent 15

Appendix 16

CBB Consolidated Results

($ in millions, except per share amounts)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenue	$ 299.8	$ 301.4	$ 878.5	$ 866.6
Costs and expenses				
Cost of services and products	175.6	169.5	504.0	474.3
Selling, general and administrative	52.5	52.9	161.7	151.7
Depreciation and amortization	35.8	32.3	102.4	94.4
Restructuring charges (reversals)	0.3	(1.3)	6.0	(0.1)
(Gain) loss on sale or disposal of assets, net	(1.4)	-	0.3	(0.1)
Curtailment Loss	-	-	0.3	-
Transaction costs	0.8	0.2	0.8	0.9
Operating income	36.2	47.8	103.0	145.5
Interest expense	21.5	34.7	82.2	113.0
Loss on extinguishment of debt	7.8	19.4	21.3	19.4
Loss from CyrusOne equity method investment	0.8	-	5.2	1.9
Gain on sale of CyrusOne equity method investment	(117.7)	-	(412.9)	(192.8)
Other expense (income), net	0.4	-	0.8	(1.2)
Income (loss) from continuing operations before income taxes	123.4	(6.3)	406.4	205.2
Income tax expense	44.1	1.2	146.1	83.1
Income (loss) from continuing operations	79.3	(7.5)	260.3	122.1
Income (loss) from discontinued operations, net of tax	1.0	(19.8)	60.8	(28.2)
Net income (loss)	80.3	(27.3)	321.1	93.9
Preferred stock dividends	2.6	2.6	7.8	7.8
Net income (loss) applicable to common shareowners	$ 77.7	$ (29.9)	$ 313.3	$ 86.1
Basic net earnings (loss) per common share				
Earnings (loss) from continuing operations	$ 0.37	$ (0.05)	$ 1.21	$ 0.55
Earnings (loss) from discontinued operations	-	(0.09)	0.29	(0.14)
Basic net earnings (loss) per common share	$ 0.37	$ (0.14)	$ 1.50	$ 0.41
Diluted net earnings (loss) per common share				
Earnings (loss) from continuing operations	$ 0.37	$ (0.05)	$ 1.20	$ 0.55
Earnings (loss) from discontinued operations	-	(0.09)	0.29	(0.14)
Diluted net earnings (loss) per common share	$ 0.37	$ (0.14)	$ 1.49	$ 0.41

17

Cincinnati Bell℠

Revenue Classifications Voice STRATEGIC LEGACY INTEGRATION Fioptics Voice Switched Access Digital Trunking Data Fioptics Internet DWDM DSL (> 10 meg) Metro-Ethernet Dedicated Internet DSL (< 10 meg) Dial up Internet TDM DSO, DS1, DS3 Long Distance/ VoIP VoIP Private Line MPLS Audio Conferencing Managed/ Professional Services Managed Services - Monitoring/Management - Data Storage - Data Security - Virtual Data Center Professional Services - Staff Augmentation - IT Consulting Telecom & IT Equipment Hardware Installation Maintenance Maintenance Information Services Long Distance Entertainment Fioptics Video 18

Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 44.9$ -$ Voice - local service 6.0 - Long distance and VoIP 16.4 - Entertainment 25.0 - Other 1.2 - Managed & Professional Services - 46.0 Hardware - - Total Strategic 93.5 46.0 139.5 (1.9) 137.6 Legacy Data 41.8$ -$ Voice - local service 36.4 - Long distance and VoIP 10.8 - Entertainment - - Other 1.1 - Managed & Professional Services - - Hardware - - Total Legacy 90.1 - 90.1 (0.2) 89.9 Integration Data -$ -$ Voice - local service 1.5 - Long distance and VoIP 0.3 - Entertainment - - Other - - Managed & Professional Services - 1.7 Hardware - 69.3 Total Integration 1.8 71.0 72.8 (0.5) 72.3 Total Revenue 185.4$ 117.0$ 302.4$ (2.6)$ 299.8$ Eliminations 0.2 2.4 2.6 185.2$ 114.6$ 299.8$ Q3 2015 Revenue – MD&A Q3 2015 Strategic, Legacy and Integration 19 ($ in millions)

20 Revenue – MD&A Q3 2014 Strategic, Legacy and Integration ($ in millions) Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 38.8$ -$ Voice - local service 5.3 - Long distance and VoIP 14.8 - Entertainment 19.3 - Other 1.1 - Managed & Professional Services - 35.0 Hardware - - Total Strategic 79.3 35.0 114.3 (1.5) 112.8 Legacy Data 45.3$ -$ Voice - local service 42.6 - Long distance and VoIP 11.6 - Entertainment - - Other 2.6 - Managed & Professional Services - - Hardware - - Total Legacy 102.1 - 102.1 - 102.1 Integration Data -$ -$ Voice - local service 1.7 - Long distance and VoIP 0.5 - Entertainment 0.2 - Other 0.2 - Managed & Professional Services - 1.8 Hardware - 83.2 Total Integration 2.6 85.0 87.6 (1.1) 86.5 Total Revenue 184.0$ 120.0$ 304.0$ (2.6)$ 301.4$ Eliminations 0.3 2.3 2.6 183.7$ 117.7$ 301.4$ Q3 2014

Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 129.8$ -$ Voice - local service 17.3 - Long distance and VoIP 48.5 - Entertainment 69.5 - Other 2.4 - Managed & Professional Services - 131.3 Hardware - - Total Strategic 267.5 131.3 398.8 (6.2) 392.6 Legacy Data 128.8$ -$ Voice - local service 114.1 - Long distance and VoIP 32.4 - Entertainment - - Other 4.7 - Managed & Professional Services - - Hardware - - Total Legacy 280.0 - 280.0 (0.5) 279.5 Integration Data -$ -$ Voice - local service 4.6 - Long distance and VoIP 1.3 - Entertainment - - Other 2.5 - Managed & Professional Services - 4.6 Hardware - 195.0 Total Integration 8.4 199.6 208.0 (1.6) 206.4 Total Revenue 555.9$ 330.9$ 886.8$ (8.3)$ 878.5$ Eliminations 0.9 7.4 8.3 555.0$ 323.5$ 878.5$ YTD Q3 2015 Revenue – MD&A YTD 2015 Strategic, Legacy and Integration 21 ($ in millions)

22 Revenue – MD&A YTD 2014 Strategic, Legacy and Integration ($ in millions) Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 111.4$ -$ Voice - local service 15.5 - Long distance and VoIP 43.0 - Entertainment 54.5 - Other 3.6 - Managed & Professional Services - 101.7 Hardware - - Total Strategic 228.0 101.7 329.7 (5.7) 324.0 Legacy Data 139.9$ -$ Voice - local service 134.0 - Long distance and VoIP 35.9 - Entertainment - - Other 6.7 - Managed & Professional Services - - Hardware - - Total Legacy 316.5 - 316.5 - 316.5 Integration Data -$ -$ Voice - local service 5.1 - Long distance and VoIP 1.7 - Entertainment 0.4 - Other 0.6 - Managed & Professional Services - 4.8 Hardware - 217.0 Total Integration 7.8 221.8 229.6 (3.5) 226.1 Total Revenue 552.3$ 323.5$ 875.8$ (9.2)$ 866.6$ Eliminations 0.8 8.4 9.2 551.5$ 315.1$ 866.6$ YTD Q3 2014